Exhibit 10.1

KINGSWAY ANNOUNCES CHANGE IN CHIEF EXECUTIVE OFFICER

Toronto, Ontario (September 5, 2018) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) is pleased to announce that Mr. John T. (“JT“) Fitzgerald, formerly the Company's President and Chief Operating Officer, has been appointed to the role of Chief Executive Officer and President effective today.

Mr. Larry G. Swets, Jr., former Chief Executive Officer, will transition to a role as Senior Advisor to the Company and will remain on the Company’s Board of Directors.

“JT's appointment and the orderly transition announced today are the culmination of a careful and deliberate process overseen by the Board of Directors,” said Terence Kavanagh, Chairman of Kingsway’s Board of Directors. “The Board believes this is the appropriate time for a transition given the anticipated completion of the Mendota sale and the shift in focus away from merchant banking activities towards executing our Extended Warranty Segment strategy. We have been impressed by JT's contributions to the Company in his role as President and COO and are confident that he is the right leader to guide Kingsway through the next phase of its evolution. We are also pleased that Larry will continue as a Senior Advisor and Director and will focus on maximizing the value of our portfolio of passive investments and our NOL utilization strategy via our Leased Real Estate segment.”

Mr. Fitzgerald stated, “I am honored to lead this great company and eager to begin expanding upon the foundation built by Larry. I believe Kingsway's portfolio of operating companies has excellent organic growth opportunities and margin improvement potential. I also believe that we will have opportunities to grow our portfolio via strategic acquisitions. I look forward to working with our talented and dedicated team to help Kingsway grow and prosper.”

Mr. Kavanagh continued, “Over the last decade at Kingsway, Larry accomplished much, and we are thankful for his outstanding leadership during his entire tenure. As CEO, Larry significantly improved Kingsway, restructuring its balance sheet, delivering strong returns in its portfolio, and building a great team. Under Larry's leadership, Kingsway became a stronger and more focused company, and now consists of businesses with talented leadership and strong market positions. The Board looks forward to its ongoing involvement with Larry as both an Advisor to and Director of the Company.”

Mr. Swets said, “It has been a privilege to lead Kingsway for the past eight years. I am proud of all that the team has accomplished, and I’m very pleased that JT Fitzgerald has been appointed to succeed me. This transition represents the natural evolution of the collaborative relationship JT and I have developed since he joined the Company. I look forward to my ongoing involvement and specific focus on NOL utilization and investment value maximization, and I share the Board's confidence that Kingsway will flourish under JT’s leadership.”

As CEO, Mr. Fitzgerald will continue to serve on Kingsway’s Board of Directors, which he joined in April 2016.

About the Company
Kingsway is a holding company that owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 10.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available and include statements relating to the proposed sale of our insurance subsidiaries. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including the failure to consummate the proposed sale of our insurance subsidiaries, the failure to obtain necessary regulatory approvals and the diversion of management time on transaction-related matters. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2017 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.